UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

Owens Corning

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33100	43-2109021
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Owens Corning Parkway Toledo, Ohio		43659
(Address of Principal Executive Offices)		(Zip Code)

(419) 248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 27, 2017, Owens Corning (the “Company”) entered into two loan agreements associated with its proposed acquisition (the “Acquisition”) of the entire capital stock of Parry I Holding AB, the owner of Paroc Group Oy (“Paroc”). Paroc is a leading producer of mineral wool for building and technical insulation products and solutions in Europe.

These agreements included (1) a Term Loan Agreement between the Company, as borrower, the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Term Loan Agreement”), and (2) a 364-Day Term Loan Agreement between the Company, as borrower, the lenders signatory thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “364-Day Loan Agreement,” and together with the Term Loan Agreement, the “Loan Agreements”). The obligations under the Loan Agreements are guaranteed by certain of the Company’s wholly-owned domestic subsidiaries (other than immaterial subsidiaries).

The Term Loan Agreement provides for a term loan facility (the “Term Loan Credit Facility”) in an aggregate principal amount of $600 million and the 364-Day Loan Agreement provides for a term loan facility in an aggregate principal amount of $300 million (the “364-Day Credit Facility,” and together with the Term Loan Credit Facility, the “Credit Facilities”). Borrowings under the Credit Facilities may be used by the Company to finance the Acquisition as well as other general corporate purposes and working capital.

Interest on outstanding indebtedness under the Credit Facilities accrues at a rate equal to, at the Company’s option, (1) the highest of (a) JPMorgan Chase Bank, N.A.’s prime rate, (b) the federal funds rate plus 0.50% and (c) except when LIBOR is unavailable, LIBOR plus 1.00%, plus an applicable margin based upon the then applicable corporate credit ratings of the Company, or (2) if available, LIBOR plus an applicable margin based upon the then applicable corporate credit ratings of the Company.

The Credit Facilities contain customary representations and warranties and covenants for agreements of this type, including covenants applicable to the Company and its subsidiaries limiting indebtedness, liens, substantial asset sales and mergers, and other provisions. The Credit Facilities contain customary events of default.

The Term Loan Credit Facility matures on the earlier of three years after funding or the date of acceleration pursuant to its terms. The 364-Day Credit Facility matures on the earlier of October 26, 2018 or the date of acceleration pursuant to its terms.

The lenders under the Loan Agreements and their affiliates have provided investment banking, financial advisory and other services to the Company for customary fees and reimbursement of expenses, and those lenders may continue to do so.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K regarding the Credit Facilities is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS CORNING

October 30, 2017	By:	/s/ Ava Harter
Ava Harter Senior Vice President, General Counsel and Secretary